Exhibit 99.1

Investor Relations:

Kathleen Nemeth

Juniper Networks

(408) 936-8687

kbnemeth@juniper.net

Media Relations:

Leslie Moore

Juniper Networks

(408) 936-5767

llmoore@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY THIRD QUARTER 2017 FINANCIAL RESULTS

SUNNYVALE, Calif., October 24, 2017 - Juniper Networks (NYSE: JNPR), an industry leader in automated, scalable and secure networks, today reported preliminary financial results for the three months ended September 30, 2017 and provided its outlook for the three months ending December 31, 2017.

Q3 2017 Financial Performance

Net revenues were $1,257.8 million, a decrease of 2% year-over-year and 4% sequentially.

GAAP operating margin was 19.4%, a decrease from 19.5% in the third quarter of 2016, and a decrease from 19.7% in the second quarter of 2017.

Non-GAAP operating margin was 23.5%, a decrease from 24.4% in the third quarter of 2016, and a decrease from 24.2% in the second quarter of 2017.

GAAP net income was $174.4 million, an increase of 1% year-over-year and a decrease of 3% sequentially, resulting in diluted earnings per share of $0.46.

Non-GAAP net income was $211.1 million, a decrease of 5% year-over-year and 4% sequentially, resulting in diluted earnings per share of $0.55.

The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Preliminary Net Revenues by Geographic Region table below.

“While we are disappointed in our third quarter revenue results which were impacted by timing of switching deployments, we have made significant progress on executing on our cloud strategy,” said Rami Rahim, chief executive officer, Juniper Networks. “We believe our deliberate and intentional strategy of focusing on cloud-oriented architectures and solutions has resulted in a strong footprint and a compelling product pipeline. We are excited about the opportunity we have in front of us.”

“Despite lower than anticipated revenue growth impacting third quarter results, we have still been able to manage costs effectively,” said Ken Miller, chief financial officer, Juniper Networks. “We continue to remain committed to delivering shareholder value through our innovative products and services, operational excellence, and capital returns.”

Balance Sheet and Other Financial Results

Total cash, cash equivalents, and investments as of September 30, 2017 were $4,199 million, compared to $3,480 million as of September 30, 2016, and $4,215 million as of June 30, 2017.

Net cash flows provided by operations for the third quarter of 2017 was $202 million, compared to $245 million in the third quarter of 2016, and $299 million in the second quarter of 2017.

Days sales outstanding in accounts receivable, or “DSO,” was 52 days in the third quarter of 2017, compared to 53 days in the third quarter of 2016, and 52 days in the second quarter of 2017.

Capital expenditures were $33 million and depreciation and amortization expense was $56 million during the third quarter of 2017.

Juniper’s Board of Directors has declared a quarterly cash dividend of $0.10 per share to be paid on December 22, 2017 to shareholders of record as of the close of business on December 1, 2017.

During the third quarter of 2017, the Company repurchased $140 million of shares and paid $38 million in dividends. In 2017, the Company is committed to returning approximately 50% of annual free cash flow to its shareholders, inclusive of share repurchases and dividends, and expects to be opportunistic with its share repurchases. Free cash flow is calculated as net cash provided by operating activities less capital expenditures.

Outlook

These metrics are provided on a non-GAAP basis, except for revenue and share count. Earnings per share is on a fully diluted basis. The outlook assumes that the exchange rate of the U.S. dollar to other currencies will remain relatively stable at current levels.

The Q4 revenue outlook reflects continued large deployment timing delays as Juniper expects its large customers to continue their architectural transition.

The Company expects gross margins for the quarter to remain at current levels.

Juniper will continue to manage operating expenses prudently and increase operational efficiencies. The Company initiated a realignment of its workforce in Q4, as it continues to prioritize its investments in the most critical areas of its business.

Juniper remains committed to its long-term financial principles of driving revenue growth, earnings expansion, and an optimized capital structure.

Juniper’s guidance for the quarter ending December 31, 2017 is as follows:

•	Revenues will be approximately $1,230 million, plus or minus $30 million.

•	Non-GAAP gross margin will be approximately 62.0%, plus or minus 0.5%.

•	Non-GAAP operating expenses will be approximately $485 million, plus or minus $5 million.

•	Non-GAAP operating margin will be approximately 22.6% at the midpoint of revenue guidance.

•	Non-GAAP tax rate will be approximately 26.5%.

•	Non-GAAP net income per share will be approximately $0.52, plus or minus $0.03. This assumes a share count of approximately 380 million.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition-related charges, restructuring charges, impairment charges, litigation settlement and resolution charges, supplier component remediation charges and recoveries, gain or loss on equity investments, retroactive impact of certain tax settlements, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions, divestitures, or joint ventures that may occur in the period. Juniper is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. For example, share-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. Amortization of intangible assets is significantly impacted by the timing and size of any future acquisitions. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically and may continue to vary significantly from quarter to quarter.

Third Quarter 2017 Financial Commentary Available Online

A CFO Commentary reviewing the Company’s third quarter 2017 financial results, as well as fourth quarter 2017 financial outlook will be furnished to the SEC on Form 8-K and published on the Company’s website at http://investor.juniper.net. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Conference Call Webcast

Juniper Networks will host a conference call webcast today, October 24, 2017, at 2:00 pm PT, to be broadcast live over the Internet at http://investor.juniper.net. To participate via telephone in the US, the toll free dial-in number is 1-877-407-8033. Outside the US, dial +1-201-689-8033. Please call 10 minutes prior to the scheduled conference call time. The webcast replay will be archived on the Juniper Networks website.

About Juniper Networks

Juniper Networks (NYSE: JNPR) challenges the status quo with products, solutions and services that transform the economics of networking. Our team co-innovates with our customers and partners to deliver automated, scalable and secure networks with agility, performance and value. Additional information can be found at Juniper Networks (www.juniper.net) or connect with Juniper on Twitter and Facebook.

Investors and others should note that the Company announces material financial and operational information to its investors using its Investor Relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the Twitter account @JuniperNetworks and the Company’s blogs as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The social media channels that the Company intends to use as a means of disclosing information described above may be updated from time to time as listed on the Company’s Investor Relations website.

Juniper Networks, the Juniper Networks logo, Juniper, and Junos are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Safe Harbor

Statements in this release concerning Juniper Networks’ business outlook, economic and market outlook, including pricing pressure and product mix; our future financial and operating results; expectations with respect to our market trends, including with cloud providers; the expected benefits of our strategic focus on cloud-oriented architectures and solutions; the timing of switching deployment delays and the transition of routing architectures; execution and optimization of our capital structure and capital return program; our revenue growth and diversification; our future strategy; the strength of our product portfolio; our ability to expand business opportunities; our gross margin expectations; our cost management and operating expense discipline; and our overall future prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of several factors, including: general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending by our customers and spending by communication service providers and major customers, including Cloud providers; the network capacity requirements of our customers and, in particular, cloud and communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints, changes or disruptions; availability of key product components; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation settlements and resolutions; the potential impact of activities related to the execution of capital return, restructurings and product rationalization; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this press release.

Use of Non-GAAP Financial Information

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Discussion of Non-GAAP Financial Measures” section of this press release. The following tables and reconciliations can also be found on our Investor Relations website at http://investor.juniper.net.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenues:
Product	$869.7	$928.2	$2,615.8	$2,543.3
Service	388.1	357.1	1,171.9	1,061.2

Total net revenues	1,257.8	1,285.3	3,787.7	3,604.5
Cost of revenues:
Product	336.0	349.6	1,026.4	955.8
Service	149.4	136.2	440.4	401.9

Total cost of revenues	485.4	485.8	1,466.8	1,357.7

Gross margin	772.4	799.5	2,320.9	2,246.8
Operating expenses:
Research and development	236.4	251.8	752.8	750.7
Sales and marketing	232.5	242.9	716.6	718.4
General and administrative	57.4	54.0	163.5	172.0
Restructuring charges	2.0	0.8	29.4	3.2

Total operating expenses	528.3	549.5	1,662.3	1,644.3

Operating income	244.1	250.0	658.6	602.5
Other expense, net	(5.1)	(13.4)	(33.8)	(47.2)

Income before income taxes	239.0	236.6	624.8	555.3
Income tax provision	64.6	64.2	161.8	151.5

Net income	$174.4	$172.4	$463.0	$403.8

Net income per share:
Basic	$0.46	$0.45	$1.22	$1.06

Diluted	$0.46	$0.45	$1.20	$1.04

Shares used in computing net income per share:
Basic	378.3	381.0	380.0	382.3

Diluted	382.7	384.5	386.5	387.9

Cash dividends declared per common stock	$0.10	$0.10	$0.30	$0.30

Juniper Networks, Inc.

Preliminary Net Revenues by Product and Service

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Routing	$585.8	$620.2	$1,679.9	$1,699.0
Switching	212.6	222.5	730.2	607.2
Security	71.3	85.5	205.7	237.1

Total product	869.7	928.2	2,615.8	2,543.3
Total service	388.1	357.1	1,171.9	1,061.2

Total	$1,257.8	$1,285.3	$3,787.7	$3,604.5

Juniper Networks, Inc.

Preliminary Net Revenues by Vertical

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cloud	$344.9	$359.4	$1,056.1	$911.5
Telecom/Cable	576.9	599.4	1,707.8	1,688.5
Strategic Enterprise	336.0	326.5	1,023.8	1,004.5

Total	$1,257.8	$1,285.3	$3,787.7	$3,604.5

Juniper Networks, Inc.

Preliminary Net Revenues by Geographic Region

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Americas	$729.2	$745.0	$2,241.6	$2,093.2
Europe, Middle East, and Africa	298.6	338.0	871.3	923.5
Asia Pacific	230.0	202.3	674.8	587.8

Total	$1,257.8	$1,285.3	$3,787.7	$3,604.5

Juniper Networks, Inc.

Preliminary Reconciliations between GAAP and non-GAAP Financial Measures

(in millions, except percentages and per share amounts)

(unaudited)

		Three Months Ended
		September 30, 2017	June 30, 2017	September 30, 2016
GAAP operating income		$244.1	$258.2	$250.0
GAAP operating margin		19.4%	19.7%	19.5%
Share-based compensation expense	C	45.0	44.1	55.6
Share-based payroll tax expense	C	0.3	1.7	0.2
Amortization of purchased intangible assets	A	4.1	4.2	4.8
Restructuring charges	B	2.0	8.0	0.8
Acquisition-related charges	A	1.4	—	2.8
Supplier component remediation recovery	B	(1.0)	—	—

Non-GAAP operating income		$295.9	$316.2	$314.2
Non-GAAP operating margin		23.5%	24.2%	24.4%

GAAP net income		$174.4	$179.8	$172.4
Share-based compensation expense	C	45.0	44.1	55.6
Share-based payroll tax expense	C	0.3	1.7	0.2
Amortization of purchased intangible assets	A	4.1	4.2	4.8
Restructuring charges	B	2.0	8.0	0.8
Acquisition-related charges	A	1.4	—	2.8
Supplier component remediation recovery	B	(1.0)	—	—
(Gain) loss on equity investments	B	(3.6)	—	0.3
Income tax effect of non-GAAP exclusions	B	(11.5)	(17.3)	(14.9)

Non-GAAP net income		$211.1	$220.5	$222.0

GAAP diluted net income per share		$0.46	$0.47	$0.45

Non-GAAP diluted net income per share	D	$0.55	$0.57	$0.58

Shares used in computing diluted net income per share		382.7	385.6	384.5

Discussion of Non-GAAP Financial Measures

This press release, including the tables above, includes the following non-GAAP financial measures derived from our Preliminary Condensed Consolidated Statements of Operations: operating income; operating margin; net income; and diluted net income per share. These measures are not presented in accordance with, nor are they a substitute for GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, certain of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operation, we mean the ongoing revenue and expenses of the business, excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. With respect to the items excluded from our forward-looking non-GAAP measures and reconciliation of such measures, please see the “Outlook” section above.

Note A: Acquisition-Related Charges. We exclude certain expense items resulting from acquisitions including amortization of purchased intangible assets associated with our acquisitions. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events, including the following, when applicable: (i) restructuring charges; (ii) gain or loss on equity investments; (iii) supplier component remediation charges and recoveries; and (iv) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. Restructuring charges result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. These expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. Additionally, supplier component remediation charges and recoveries are directly related to an event that is distinct and does not reflect normal business operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts both included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. Due to the varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation and related payroll tax allows for more accurate comparisons of our operating results to our peer companies and is useful to investors to understand the impact of share-based compensation to our results of operations. Further, expense associated with granting share-based awards does not reflect any cash expenditures by the company as no cash is expended.

Note D: Non-GAAP Net Income Per Share Items. We provide diluted non-GAAP net income per share. The diluted non-GAAP net income per share includes additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,363.7	$1,833.2
Short-term investments	922.0	752.3
Accounts receivable, net of allowances	724.3	1,054.1
Prepaid expenses and other current assets	268.8	332.3

Total current assets	4,278.8	3,971.9
Property and equipment, net	1,007.5	1,063.8
Long-term investments	913.6	1,071.8
Restricted cash and investments	64.9	99.9
Purchased intangible assets, net	133.0	130.2
Goodwill	3,096.2	3,081.7
Other long-term assets	245.8	237.2

Total assets	$9,739.8	$9,656.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$205.4	$221.0
Accrued compensation	166.2	233.6
Deferred revenue	977.4	1,032.0
Other accrued liabilities	223.1	249.3

Total current liabilities	1,572.1	1,735.9
Long-term debt	2,135.7	2,133.7
Long-term deferred revenue	485.5	449.1
Long-term income taxes payable	224.0	209.2
Other long-term liabilities	155.7	166.1

Total liabilities	4,573.0	4,694.0
Total stockholders’ equity	5,166.8	4,962.5

Total liabilities and stockholders’ equity	$9,739.8	$9,656.5

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Nine Months Ended September 30,
	2017	2016(*)
Cash flows from operating activities:
Net income	$463.0	$403.8
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	151.1	162.1
Depreciation, amortization, and accretion	169.7	151.9
(Gain) loss on investments and disposal of fixed assets, net	(6.7)	1.6
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	331.9	36.6
Prepaid expenses and other assets	55.7	(22.2)
Accounts payable	(11.5)	52.1
Accrued compensation	(60.6)	(77.0)
Income taxes payable	8.8	(7.5)
Other accrued liabilities	(34.3)	(49.8)
Deferred revenue	(21.2)	124.7

Net cash provided by operating activities	1,045.9	776.3

Cash flows from investing activities:
Purchases of property and equipment	(97.6)	(162.9)
Purchases of available-for-sale investments	(1,298.6)	(1,251.9)
Proceeds from sales of available-for-sale investments	761.2	985.1
Proceeds from maturities and redemptions of available-for-sale investments	521.3	232.4
Proceeds from Pulse note receivable	75.0	—
Purchases of privately-held investments	(9.8)	(17.1)
Proceeds from sales of privately-held investments	1.3	9.5
Purchases of trading investments	(3.9)	(4.3)
Payments for business acquisitions, net of cash and cash equivalents acquired	(33.0)	(96.7)
Changes in restricted cash	—	(2.4)

Net cash used in investing activities	(84.1)	(308.3)

Cash flows from financing activities:
Purchases and retirement of common stock	(395.5)	(323.9)
Proceeds from issuance of common stock	64.4	59.7
Payment of cash dividends	(113.5)	(114.4)
Payment of debt	—	(300.0)
Issuance of debt, net	—	494.0
Payment of financing obligations	—	(15.5)

Net cash used in financing activities	(444.6)	(200.1)

Effect of foreign currency exchange rates on cash and cash equivalents	13.3	0.2

Net increase in cash and cash equivalents	530.5	268.1
Cash and cash equivalents at beginning of period	1,833.2	1,420.9

Cash and cash equivalents at end of period	$2,363.7	$1,689.0

(*)	During the first quarter of fiscal 2017, the Company adopted the new accounting pronouncement on Improvements to Employee Share-Based Payment Accounting, requiring excess tax benefits to be presented as an operating activity in the consolidated statements of cash flows. The Company applied this provision on a retrospective basis. For the nine months ended September 30, 2016, the Company reclassified $5.8 million of excess tax benefits from share-based compensation to operating activities from financing activities.